                                                                   EXHIBIT 3.58

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                                     BYLAWS
                                       OF
                              D.P. ASSOCIATES INC.

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                                                                                                       EXHIBIT 3.58

                                      INDEX

                                       i

                                       ii

                                                                   EXHIBIT 3.58

                                     BYLAWS

                                       OF

                              D.P. ASSOCIATES INC.

                        (herein called the "Corporation")

                               ARTICLE I. OFFICES

                  Section 1.01 Principal Office. The principal office of the
Corporation shall be at 3105 Northwood Road, Fairfax, Virginia 22031.

                  Section 1.02 Registered Office. The registered office of the
Corporation in Virginia (as required by law) shall be at such place as the Board of Directors shall from time to time by resolution determine, and may, but need not be at the principal office of the Corporation.

                  Section 1.03 Other Offices. The Corporation may, in addition to its principal office, have offices at such other places either within or without the Commonwealth of Virginia as the business of the Corporation may require from time to time.

                       ARTICLE II. SHAREHOLDERS' MEETING

                  Section 2.01 Annual Meetings. The annual meeting of the
shareholders of the Corporation, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held at 10:00 a.m. on the first Monday in October of each year, or, if such date is a legal holiday in the Commonwealth of
Virginia, then at the same hour on the next succeeding business day.

                  Section 2.02 Special Meeting. A special meeting of the
shareholders may be called at any time by the President, by the Board of
Directors, or by the holders of not less than twenty percent of all the shares entitled to vote at such meeting.

                  Section 2.03 Place of Meeting. Each annual meeting of the
shareholders shall be held at the principal office of the Corporation, or at such other place, within or without the Commonwealth of Virginia, as the person or persons authorized to call such meeting may designate.

                  Section 2.04 Notice of Meetings. Written notices stating the place, date and time of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be given not less than ten {10) nor more than sixty (60) days before the date of the meeting
(except as a different time is specified by law) either personally or by mail, by or at the direction of the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the
Corporation.

                  Section 2.05 Waiver of Notice; Attendance at Meeting. A
shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the
Corporation for inclusion in the minutes or filing with the corporate records.

                  A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  Section 2.06 Organization. At every meeting of the
shareholders, the President, or some person appointed by him, or, in the absence of the President, a person chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote, shall act as Chairman of the meeting. The Secretary, or, in the discretion of the Chairman, any person designated by him, shall act as Secretary of the meeting.

                  Section 2.07 Business and Order of Business. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in the waiver of notice thereof, except as otherwise by law or by these Bylaws expressly provided. The order of business of all meetings of shareholders shall be as determined by the Chairman, but such order of business may be changed by a majority in voting power of the shareholders present in person or by proxy and entitled to vote at the meeting.

                  Section 2.08 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exist with respect to that matter. Unless otherwise required by law or by the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for, that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or by the
Articles of Incorporation. Less than a quorum may adjourn a meeting.

                  Section 2.09 Proxies. A shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that is irrevocable and the appointment is coupled with an interest.

                  The death or incapacity of a shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment made irrevocable under this
Section is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if such transferee did not know of its existence when such transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of a Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

                  Section 2.10 Voting Entitlement. Except as otherwise provided by law, only the holders of shares given voting power by and as provided in the
Articles of Incorporation shall be entitled to vote upon matters voted upon by shareholders. At all meetings of shareholders, each shareholder of record of shares entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with Section 2.11 of these Bylaws, each such share entitling him to one vote. Voting on any question or in any election shall be viva voce, unless the Chairman shall order, or any shareholder or his proxy present and entitled to vote on such question or election shall demand, that voting be by ballot.

                  Unless otherwise provided by the Articles of Incorporation, in the election of directors, each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a partnership may be voted by any partner. Shares held by two or more persons as joint tenants or tenants in common or tenants by the entirety may be voted by any of such persons. If more than one of such tenants votes such shares, the votes shall be divided among them in proportion to the number of such tenants voting. Shares held by an administrator, executor, guardian, committee, or curator representing the shareholder may be voted by him without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, but no trustee is entitled to vote shares by him without a transfer of such shares into his name.

                  Nothing contained in these Bylaws shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee pursuant to
Va. Code ss.6.1-31 (1950, as amended) from causing such share to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

                  A shareholder whose shares are pledged is entitled to vote such shares until such shares have been transferred into the name of the pledgee, and thereafter the pledgee is entitled to vote the shares so transferred.

                  Section 2.11 Shareholders' List. The Secretary of the
Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at any such meeting or any adjournment thereof, with the address of and the number of shares held by each. The List shall be arranged by voting group and within each voting group by class or series of shares. Such list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours for such ten day period. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                  If the requirements of this section have not been
substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are complied with.
Refusal or failure to prepare or make available the Shareholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

                  Section 2.12 Action by Shareholders Without a Meeting. Any
action required or permitted to be taken at a meeting of the shareholders of the
Corporation, may be taken without a meeting. if one or more consents in writing, describing the action taken, shall be signed by all of the shareholders entitled to vote on the action and delivered to the Secretary of the Corporation for filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in possession of the Corporation. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in possession of the Corporation. The action taken shall be effective as of the date specified in the consent provided the consent states the date of execution by each shareholder. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be described as such in any document filed with the State Corporation Commission of Virginia.

                             ARTICLE III. DIRECTORS

                  Section 3.01 General Powers. The Corporation shall have a
Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the
Articles of Incorporation.

                  Section 3.02 Number and Term. The number of directors of the
Corporation shall be one. The Board of Directors shall be elected annually in the manner provided by these Bylaws, and each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected, or until his death, resignation, or removal. The

number of directors may be changed by amendment to these Bylaws, provided, however, the Board of Directors may amend these Bylaws to increase or decrease by 30 percent or less the number of directors last elected by the shareholders, but only the shareholders may increase or decrease the number by more than 30 percent. No decrease in the number of directors by such amendment shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders of the Corporation.

                  Section 3.03 Election of Directors. At each meeting of the shareholders for the election of d-directors, a quorum being present, the persons receiving the greatest number of votes shall be the directors. If the election of directors shall not be held on the day designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon as convenient thereafter.

                  Section 3.04 Removal of Directors. Any director may be removed at any time, either with or without cause, by the affirmative vote of a majority in voting power of the shareholders of record of the Corporation entitled to elect a successor, given in person or by proxy at a special meeting of such shareholders called expressly for that purpose, at which a quorum shall be present.

                  Section 3.05 Organization. At each meeting of the Board of
Directors, the President of the Corporation, or, in his absence, a director chosen by the majority of the directors present, shall act as Chairman. The
Secretary of the Corporation, or, in the discretion of the Chairman, any person appointed by him, shall act as secretary of the meeting.

                  Section 3.06 Meetings Generally. The Board of Directors may
hold its meetings at such place or places within or without the Commonwealth of
Virginia as the Board of Directors may from time to time by resolution determine, or (unless contrary to resolution of the Board of Directors), at such place as shall be specified in the respective notices or waivers of notice thereof. Unless the Articles of Incorporation provide otherwise, the Board of
Directors may permit any or all directors to participate in a regular or special meeting, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by these means is deemed to be present in person at the meeting.

                  Section 3.07 Annual Meeting. The annual meeting of the Board of Directors, for the purpose of reorganization, the election of officers and the transaction of other business, may, be held without other notice than this
Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. Such annual meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the
Board of Directors, or in a waiver of notice thereof.

                  Section 3.08 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by action of the Board of Directors.

                  Section 3.09 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by any one or more directors or, at the direction of any of the foregoing, by the Secretary.

                  Section 3.10 Notice of Meetings. Unless required by resolution of the Board of Directors, notice of any regular meeting of the Board need not be given. Notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3)
days before the date on which the meeting is to be held; or such notice shall be sent to each director at such place by telegram, telecopier or other means of written communication, or be delivered to him personally or by telephone not less than twenty-four (24) hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purposes of the meeting. No notice of the reconvening of any adjourned or recessed meeting need be given except as contained in the resolution or ruling directing the adjournment or recess.

                  Section 3.11 Waiver of Notice. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

                  A director's attendance at or participation in a meeting
waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  Section 3.12 Quorum; Voting. A majority of the number of
directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless
(i) such director objects at the beginning of the meeting, or promptly upon his arrival to holding the meeting or transacting specified business at the meeting;
or (ii) such director votes against, or abstains from, the action taken.

                  Section 3.13 Committees of Directors. The Board of Directors
may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the number of directors required to take action under Section 3.12 of these Bylaws.

                  To the extent specified by the Board of Directors, each
committee shall exercise the authority of the Board of Directors under these
Bylaws except that a committee may not (i) approve or recommended to shareholders action that is required by law to be approved by shareholders; (ii)
fill vacancies on the Board of Directors or any of its committees; (iii) amend the Articles of Incorporation (iv) adopt, amend, or repeal these Bylaws; (v)
approve a plan of

merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the
Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine that the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

                  The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct required of a director.

                  The provisions of these By-Laws relating to meetings, notice and waiver of notice, quorum and voting, and consents shall apply to committees of directors and their members.

                  Section 3.14 Resignations. Any director of the Corporation may resign at any time by delivering written notice to the Board of Directors, the
President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date of the Board of Directors provides that the successor does not take office until the effective date.

                  Section 3.15 Vacancies. Any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the majority vote of the remaining directors then in office, though less than a quorum, at any regular or special meeting of the Board of Directors, or by the shareholders at any annual or special meeting of the shareholders called for that purpose. The term of a director elected by the Board of
Directors to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected. A director elected by the shareholders to fill a vacancy shall hold office for the unexpired portion of the term.

                  Section 3.16 Compensation. Each director who is not a salaried employee of the Corporation shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, and such additional amounts for service upon committees, as the Board of
Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing in this section shall preclude any director from serving the
Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                  Section 3.17 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, describing the action to be taken, shall be signed by all of the directors and filed with the corporate records of the Corporation. The action taken shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action is effective as the date specified in the consent provided the consent states the date of execution by each director.
Such consent shall have the same force and effect as an unanimous vote.

                              ARTICLE IV. OFFICERS

                  Section 4.01 Officers. The officers of the Corporation shall be a President, a Vice-President, a Treasurer, and a Secretary, and such other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

                  Section 4.02 Election, Term of Office and Qualifications. The
officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year. Each officer shall hold office until his successor shall have been duly elected and shall qualify, or until his death, resignation or removal in the manner hereinafter provided. The President shall be chosen from among the directors, but no other officer need be a director.

                  Section 4.03 Subordinate Officers. The Board of Directors may
from time to time establish offices in addition to those expressly designated in
Section 4.01 with such duties as are provided in these Bylaws, or as they may from time to time determine.

                  Section 4.04 Removal. Any officer may be removed, either with or without cause, by resolution declaring such removal to be in the best interests of the Corporation and adopted by any regular or special meeting of the Board of Directors by a majority of the directors then in office. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself, however, create contract rights.

                  Section 4.05 Resignations. Any officer may resign at any time by giving oral or written notice to the Board of Directors, the President or the
Secretary of the Corporation. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, it may fill the pending vacancy before the effective date if the successor does not take office until the effective date. No resignation hereunder, however, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

                  Section 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

                  Section 4.07 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

                  Section 4.08 President. The President shall be the chief
executive and administrative officer of the Corporation and have general supervision of the business of the Corporation, subject, however, to the control of the Board of Directors. In general, he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

                  Section 4.09 Vice President(s). The Vice President or Vice
Presidents shall perform such duties as from time to time as may be assigned to them by the Board of Directors or by the President.

                  Section 4.10 Treasurer. Except as may otherwise be
specifically provided by the Board of Directors, the Treasurer shall have the custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever; shall deposit all such monies in the name of the
Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; against proper vouchers, shall cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of these Bylaws; shall regularly enter or cause to be entered in books to be kept by him or under his direction, full and accurate accounts of all money received and paid by him for account of the Corporation; and, shall in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

                  Section 4.11 Secretary. The Secretary shall act as Secretary of all meetings of shareholders and of the Board of Directors of the
Corporation; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these
Bylaws; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

                  Section 4.12 Certain Officers to Give Bonds. Every officer, agent or employee of the Corporation, who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his custody or be responsible for its safety or preservation,- may be required, in the discretion of the Board of Directors, to give bond, in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in the event of his death, resignation, or removal from office, of all books, papers, vouchers, monies and other property of whatsoever kind in his custody belonging to the Corporation.

           ARTICLE V. CONTRACTS, CHECKS; DRAFTS, BANK ACCOUNTS, ETC.

                  Section 5.01 Execution of Contracts and other Documents. The
Board of Directors, except as otherwise required by law or by these By-Laws, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances.
Whenever the Board of Directors, in authorizing or directing the execution of any contract or other instrument, shall fail to specify the officer or officers or other agent or agents who are to execute the same, such contract or other instrument shall be executed on behalf

of the Corporation by the President or any Vice President and, where necessary or appropriate, the corporate seal shall be affixed thereto and attested by the
Secretary.

                  Section 5.02 Loans. Any officer or officers, or agent or
agents of the Corporation thereunto authorized by the Board of Directors, may effect loans or advances at any time for the Corporation, in the ordinary course of the Corporation's business from any bank, trust company or other institution or from any firm, corporation, or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation, and when authorized so to do may pledge or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors may be general or confined to specific instances.

                  Section 5.03 Checks, Drafts, Etc. All checks, drafts, and
other orders for payment of money out of the funds of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  Section 5.04 Deposits. The funds of the Corporation not
otherwise employed shall be deposited from time to time to the order of the
Corporation in such banks, trust companies or other depositories as the Board of
Directors may from time to time select, or as may be selected by an officer or officers, or agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors.

                           ARTICLE VI. CAPITAL STOCK

                  Section 6.01 Stock Certificates. Every shareholder of the
Corporation shall be entitled to a certificate or certificates in form approved by the Board of Directors, certifying the number and class of shares of the stock of the Corporation owned by him. The President or any Vice President and either the Treasurer or the Secretary, or any two officers of the Corporation designated by the Board of Directors, shall sign such certificates. If any stock certificate is countersigned by either a transfer agent {other than the
Corporation or its employee} or a registrar (other than the Corporation or its employee), any other signature thereon may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a stock certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the
Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All stock certificates of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor in accordance with Section 6.06. Fractional shares may be issued.

                  Section 6.02 Scrip. In lieu of fractional shares the Board of
Directors may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. Scrip shall not entitle the holder to exercise voting rights and, except as otherwise provided therein, shall not entitle the holder to

                                       10

receive dividends thereon or to participate in any of the assets of the
Corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Corporation and the proceeds thereof held for the holders of such scrip, or subject to any other conditions that the Board of Directors may deem advisable. When a shareholder would otherwise be entitled to a fractional share upon a conversion of shares or a dividend payable in shares, the Board of
Directors may, in lieu of issuing scrip, authorize payments in cash based on the fair value of the shares as determined by the Board of Directors and their determination, in the absence of fraud, shall be final.

                  Section 6.03 Record Dates. The Board of Directors may fix in
advance a date not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive such allotment of rights, or to exercise such rights, or give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

                  If no record date is fixed for the determination of
shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of
Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof.

                  Section 6.04 Transfer of Stock. The Board of Directors may by
resolution make such regulations as it may deem expedient concerning the issue, transfer and registration of stock.

                  Section 6.05 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Virginia.

                  Section 6.06 Lost Certificates. Any person claiming a
certificate of stock to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to an officer of the Corporation, and shall agree to indemnify the Corporation from and against all liabilities, damages, costs and expenses arising out of the loss, theft or destruction, whereupon a new certificate may
be. issued for a like number of shares as the one alleged to be lost, stolen or destroyed. The Board of Directors may at any time authorize the issuance of a new certificate to replace a certificate alleged to be lost, stolen or destroyed upon such other terms and conditions as it may prescribe.

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                  Section 6.07 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding capital shares of the Corporation's capital stock as provided by the laws of
Virginia and the Articles of Incorporation.

                  Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the
Corporation such sum or sums as the Board of Directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the
Corporation, or for such other purposes as the Board of Directors shall deem in the best interests of the Corporation.

                           ARTICLE VII. MISCELLANEOUS

                  Section 7.01 Seal. The corporate seal of the Corporation shall contain the name of the Corporation, the year of its creation, and the words
"Corporate Seal, Virginia", and shall be in such form as may be approved by the
Board of Directors.

                  Section 7.02 Fiscal Year. The books of account of the
Corporation shall be kept and annual financial statements shall be prepared on the basis of a fiscal year ending on the last day of December.

                  Section 7.03 Inspection of Books. Any shareholder of the
Corporation shall be entitled to inspect and copy, during regular business hours at the Corporation's principal place of business, and upon written demand made at least five (5) business days beforehand, (i) the articles of incorporation of the Corporation and all amendments thereto, (ii) the bylaws of the Corporation and all amendments thereto, (iii) all resolutions adopted by the Board of
Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding, (iv) the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years, (v) all written communications to shareholders from the Corporation within the last three years, including but not limited to all financial statements furnished within the last three years, (vi) a list of the names and business addresses of the officers and directors of the Corporation, and (vii)
the most recent annual report of the Corporation.

                  Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand or shall be the holder of record of at least five (5) percent of all the outstanding shares of the
Corporation stock shall upon written notice of demand, made in good faith and for proper purpose describing with reasonable particularity the records for which inspection is requested and the purpose for which such request is made, given at least five (5) business days beforehand, be entitled to inspect and copy, during regular business hours at a reasonable location specified by the
Corporation, (i) excerpts from minutes of any meeting of the Board of Directors,
(ii) records of any action of a committee of the Board of Directors which was acting in place of the Board of Directors on behalf of the Corporation, (iii)
minutes of any meeting of the shareholders, (iv) records of action taken by the stockholders or Board of Directors, (v) accounting records of the Corporation, and, (vi) the record of shareholders.

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                  This section does not affect the right of a shareholder to inspect any voting list required to be kept according to law or under Section
2.09 hereof, or, if the shareholder is in litigation with the Corporation, the right of a shareholder to inspect records to the same extent as any other litigant, or the power of a court to compel the production of corporate records for examination.

                  Section 7.04 Indemnification. The Corporation shall indemnify any director, officer, employee or agent as provided by the laws of Virginia and the Articles of Incorporation.

                            ARTICLE VIII. AMENDMENTS

                  Section 8.01 By the Directors. The Board of Directors may
later, amend or repeal these Bylaws or adopt new Bylaws of the Corporation at any meeting of the Board by a majority vote of the directors present at the meeting.

                  Section 8.02 By the Shareholders. All Bylaws shall be subject to amendment, alteration or repeal by the shareholders entitled to vote at any annual or at any special meeting. The shareholders, at any annual or special meeting, may provide that certain Bylaws by them adopted, approved or designated may not be amended, altered or repealed, except by a certain specified percentage in interest of the shareholders or by a certain specified percentage in interest of a particular class of shareholders.

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